SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
  [ ] Preliminary Proxy Statement
  [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  [X] Definitive Proxy Statement
  [ ] Definitive Additional Materials
  [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
      240.14a-12

                           Ion Laser Technology, Inc.
 ........................................................................
                 (Name of Registrant as Specified in Charter)

 ........................................................................
(Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
     11.
     1)   Title of each class of securities to which transaction applies:
     ...................................................................
     2)   Aggregate number of securities to which transaction applies:
     ...................................................................
     3)   Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ..............................................................
     4)   Proposed maximum aggregate value of transaction:
          ..............................................................
     5)   Total fee paid:
          ..............................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:.....................................
     2)   Form, Schedule or Registration Statement No.:...............
     3)   Filing Party:...............................................
     4)   Date Filed:.................................................

                          ION LASER TECHNOLOGY, INC.
                           3828 South Main Street
                         Salt Lake City, Utah  84115

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD AUGUST 18, 1997

To the Shareholders:

     Notice is hereby given that the Annual Meeting of the Shareholders of Ion Laser Technology, Inc. ("the Company") will be held at Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on Monday, August 18, 1997, at 10:00 a.m., local time, for the following purposes, which are discussed in the following pages and which are made part of this Notice:

     1. To elect six directors, each to serve until the next annual meeting of shareholders and until his successor is elected and shall qualify;

     2. To approve the Board of Directors' selection of Ernst & Young LLP as the Company's independent auditors; and

     3. To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

     The Company's Board of Directors has fixed the close of business on July 16, 1997 as the record date for the determination of shareholders having the right to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose related to the meeting during ordinary business hours at the offices of the Company at 3828 South Main Street, Salt Lake City, Utah 84115, during the ten days prior to the meeting.

     You are requested to date, sign and return the enclosed Proxy which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying Proxy Statement and Proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope, whether or not you expect to attend the meeting. The giving of your proxy as requested will not affect your right to vote in person if you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the meeting.


                               By Order of the Board of Directors,

                               /s/ Dean E. Hutchings
                               Dean E. Hutchings, Secretary

Salt Lake City, Utah
July 23, 1997

                           ION LASER TECHNOLOGY, INC.
                            3828 South Main Street
                          Salt Lake City, Utah  84115
                                 (801) 262-5555

                        ------------------------------
                                PROXY STATEMENT
                        ------------------------------

                        ANNUAL MEETING OF SHAREHOLDERS

     The enclosed Proxy is solicited by the Board of Directors of Ion Laser Technology, Inc. (the "Company") for use in voting at the Annual Meeting of Shareholders to be held at Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on August 18, 1997, at 10:00 a.m., M.D.T., and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein, and FOR ratification of the appointment of auditors. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company's Secretary prior to the Annual Meeting, or by giving a later dated proxy.

     The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question presented for consideration and shareholder action at the meeting, other than the election of directors, shall decide the question. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other questions and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company (it is anticipated that the inspectors will be employees, attorneys or agents of the Company).

     The close of business on July 16, 1997, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were 5,634,191 shares of the Company's common stock outstanding and entitled to vote. For a description of the principal holders of such stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

     This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about July 23, 1997.

                     PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Bylaws provide that the number of directors shall range from three to seven, as determined from time to time by the shareholders or the Board of Directors. Presently the Company's Board of Directors consists of six members, five of whom, together with a new director nominee, Mr. Anthony M. Pilaro, are nominees for election at the Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

     The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

     Mr. E. Wyatt Cannady, age 59, became the President and Chief
Executive Officer of the Company on February 24, 1997. He was appointed a member of the Board of Directors of the Company in April 1997. Prior to joining the Company, Mr. Cannady served from July 1994 to February 1997 as the President and Chief Executive Officer of Spectranetics Corp., a Colorado Springs, Colorado firm engaged in the business of designing and manufacturing medical devices. From January 1992 to June 1994, Mr. Cannady was the President and Chief Executive Officer of Loredan Biomedical, Inc., Sacramento, California, also engaged in the development and manufacture of medical devices.

     Mr. Richard S. Braddock, age 55, became the Chairman of the Company's Board of Directors in April 1996. He serves on the Board of Directors for Eastman Kodak Company, IBN Ltd., True North Communications, Inc. (formerly Foote, Cone and Belding), E*Trade Securities, Inc., Cadbury Schweppes Public Limited Company, and Lincoln Center for the Performing Arts. Mr. Braddock joined Citicorp in 1973 and held a variety of positions both domestically and abroad. He was elected President and Chief Operating Officer for Citicorp and its principal subsidiary, Citibank, in January 1990. In 1992, Mr. Braddock left Citibank to work for Medco Containment Services as CEO until its acquisition by Merck. Mr. Braddock graduated from Dartmouth College in 1963 with a degree in history, and he received his MBA from Harvard Graduate School of Business Administration in 1965.

     Mr. Anthony M. Pilaro, age 61, has been nominated to become a member of the Board of Directors. Mr. Pilaro is Chairman of CAP Advisers Limited, an investment management company, and is a director of LCO Investments Limited, which is the owner of more than 5% of the Company's outstanding stock. He is also Chairman of Excimer Vision Leasing L.P., a partnership engaged in the business of leasing Excimer Laser Systems. He was a Founding Director and Chief Executive Officer of Duty Free Shoppers Group Limited, a large retailer to the traveling public. Mr. Pilaro graduated from the University of Virginia in 1960 and from the University of Virginia Law School in 1964.

     Mr. David E. Neff, age 43, became a member of the Board of Directors in April 1996. Since March 1991, he has been the Executive Vice President, General Counsel for Q-Lube, Inc. (formerly Quaker State

Minit-Lube, Inc.) Mr. Neff has held various positions with Q-Lube since 1984 and is currently a Director for the company. Mr. Neff is an attorney, and a member of the Utah State Bar. Mr. Neff received a Law Degree from Brigham Young University in 1983 and a B.S. Degree from the University of Utah in 1978.

     Mr. Milton G. Adair, age 64, became a member of the Board of
Directors in April 1996. In June 1997, Mr. Adair became a director of Medizone International, Inc. and has agreed to become its President and
CEO.   From January 1996 until May 1997, Mr. Adair was the President of
Biomune Systems, Inc. He continues to serve as a director of Biomune Systems, Inc., a public research and development firm in Salt Lake City, Utah. It develops products to use whey protein in treating various disorders involving compromises of the immune system, such as AIDS. Since June 1995, Mr. Adair has also been a director H.P. Diagnostics, a Salt Lake City research and development company in the human medical diagnostic field. From July 1995 until December 31, 1995, Mr. Adair worked with Grayson & Associates, an investment banking firm. From 1991 and until his employment with Grayson & Associates, Mr. Adair was the Chief Executive Officer and President of Gull Laboratories, Inc., an AMEX-listed manufacturer and distributor of diagnostic medical test kits. He was a director and a member of the Executive Committee of the Rocky Mountain World Trade Center in Denver from 1990 to 1992. From 1984 to 1991, he was President and CEO of Mountain Medical Equipment, Inc. in Denver, Colorado. Prior to that, he was President of Orbit Medical, a venture company specializing in automated immunoassays. From 1977 to 1984, Mr. Adair was employed by Becton Dickinson, serving as Vice President and General Manager of the Automated Radioimmunoassay division.

     Mr. Lynn B. Barney, age 50, became the Vice Chairman of the Board of Directors of the Company in February 1997. From 1988 to February 1997, Mr. Barney was the Chief Executive Officer of the Company. From April 1989 to February 24, 1996, Mr. Barney also served as the President of the Company. Mr. Barney has been a member of the Board of Directors since 1989. Prior to joining the Company, Mr. Barney was the President, CEO, and director of Cottonwood Security Bank, a bank which he organized and founded in 1978, and sold in 1985. Mr. Barney received his bachelors degree from the University of Utah in 1971 and an MBA from the same institution in 1973.

     There is no family relationship between any executive officer or director of the Company and any other executive officer or director.

BOARD OF DIRECTORS MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

     The Company's Board of Directors took action at four duly noticed special meetings of the Board during the fiscal year ended March 31, 1997. Each director then serving as a director attended all of the Company's special meetings of the Board of Directors. As of May 2, 1996, the Company has established an Audit Committee and a Compensation Committee. Both Committees consist of the four outside members of the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR

          EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

     The following individuals serve as executive officers or significant employees of the Company:


                                                 CURRENT
NAME                          AGE                POSITION(S) (1)
------------------            -----              -------------------------

E. Wyatt Cannady              59                 President, Chief Executive
                                                 Officer, Director

Michael A. Williams           46                 Vice President of
                                                 Operations

J. Ray Kemple                 65                 Vice President - Quality
                                                 Control & Regulatory
                                                 Affairs

Dean E. Hutchings             36                 Chief Financial Officer,
                                                 Secretary/Treasurer

___________________________________________________________________________

(1) All directors serve for one year and until their successors are elected and qualified. All officers serve at the pleasure of the Board of Directors. There are no family relationships between any of the officers and directors.
___________________________________________________________________________

     Mr. E. Wyatt Cannady became the President and Chief Executive Officer of the Company on February 24, 1997. He was appointed a member of the Board of Directors of the Company in April 1997. Prior to joining the Company, Mr. Cannady served from July 1994 to February 1997 as the President and Chief Executive Officer of Spectranetics Corp., a Colorado Springs, Colorado firm engaged in the business of designing and manufacturing medical devices. From January 1992 to June 1994, Mr. Cannady was the President and Chief Executive Officer of Loredan Biomedical, Inc., Sacramento, California, also engaged in the development and manufacture of medical devices.

     Mr. Michael A. Williams has been employed by the Company since November 1985. His positions have included brazing technician, quality control inspector, and quality control manager. Since October 1988, Mr. Williams has been the general manager responsible for all aspects of manufacturing, including purchasing, material control and production. From 1974 to November 1985, Mr. Williams was employed by Canyon Courts, Inc. a company specializing in the construction of tennis courts, running tracks, and other recreational surfaces.

     Mr. J. Raymond Kemple has been employed by the Company since August 1992, and became an officer in May 1994. He has a broad background, including management positions, in operations, purchasing, manufacturing, engineering, quality/reliability assurance, and regulatory affairs. He has been instrumental in bringing the Company into conformance with FDA regulations, and with ISO 9000, a manufacturing quality registration. Mr. Kemple came to the Company from Comptronics, a contract manufacturing company located in San Jose, California.

     Mr. Dean E. Hutchings has been employed by the Company since June
1993.   Prior to joining the Company, Mr. Hutchings spent five years with
Deloitte & Touche, a public accounting firm, where he served as a Certified Public Accountant.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     To the Company's knowledge, the following table sets forth information regarding ownership of the Company's outstanding common stock as of July 10, 1997 by (i) beneficial owners of more than 5% of the outstanding shares of common stock, (ii) each director and the named executive officer, and (iii) all directors and executive officers as a group. As of the record date, July 16, 1997, there were 5,634,191 shares of the Company's voting common stock issued and outstanding. Except as otherwise indicated below, and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock listed.

                                                               Percent of
                                       Number of Shares        Outstanding
Name and Address                       Beneficially Owned      Shares
---------------------------------      ------------------      -----------

Executive Officers and Directors

E. Wyatt Cannady
1022 East Floret Lane, #12S
Midvale, Utah  84047                        18,750 (1)             *

Lynn B. Barney
3663 Brighton Point Drive
Salt Lake City, Utah  84121                232,100 (2)            3.98%

Richard S. Braddock
10 Gracie Square
New York, NY 10028                         478,047 (3)            8.02%

David E. Neff
1385 West 2200 South
Salt Lake City, Utah  84119                 10,000 (4)             *

Milton G. Adair
4215 Park Terrace Drive
Salt Lake City, Utah  84124                 10,000 (5)             *

Andrew Hofmeister
101 Ygnacio Valley Road, Suite 212
Walnut Creek, CA  95496                     10,000 (6)             *

Anthony M. Pilaro
Chalet San Antonio
Gstaad, Switzerland                      2,052,192 (6)            30.15%



All current Officers and Directors
as a Group (9 persons, excluding
Mr. Pilaro, who is nominated for
election as a new member of the
Board)                                     776,365                 12.71%

    5% Beneficial Owners

LCO Investments Limited
Canada Court
Upland Road
St. Peter Port
Guernsey
Channel Islands                          2,052,192 (7)              30.15%

Edward D. Bagley
8 Shadow Wood Lane
Sandy, Utah 84092                          361,003 (8)               6.41%
_________________

*    Constitutes less than 1%.

(1) Represents shares Mr. Cannady has the right to acquire within 60 days through the exercise of options to purchase shares of common stock at $9.00 per share.

(2) Includes 118,100 shares owned of record by Mr. Barney, 14,000 shares held by Mr. Barney's 401(k) retirement plan, and 100,000 shares which Mr. Barney has the right to acquire within 60 days through the exercise of options to purchase shares of common stock.

(3) Includes 15,000 shares Mr. Braddock has the right to acquire at $15.00 per share upon the exercise of options granted to him as the Chairman of the Company's Board of Directors as of May 2, 1996, 15,000 shares Mr. Braddock has the right to acquire at $6.81 per share upon the exercise of options granted to him as of May 1, 1997, and 293,333 shares subject to purchase at $9.00 per share upon the exercise of additional options held by Mr. Braddock.

(4) Includes 5,000 shares Mr. Neff has the right to acquire at $15.00 per share upon the exercise of options granted to him as a director on May 2, 1996, and 5,000 shares Mr. Neff has the right to acquire at $6.81 per share upon the exercise of options granted to him as of May 1, 1997.

(5) Includes 5,000 shares Mr. Adair has the right to acquire at $15.00 per share upon the exercise of options granted to him as a director on May 2, 1996, and 5,000 shares Mr. Adair has the right to acquire at $6.81 per share upon the exercise of options granted to him as of May 1, 1997.

(6) Includes all shares beneficially owned by LCO Investments Limited, of which Mr. Pilaro is a director. LCO Investments Limited is wholly-owned by ERSE Trust, whose sole trustee is CAP Advisers Limited. Mr. Pilaro is also a director of CAP Advisers Limited. Mr. Pilaro disclaims beneficial ownership of all shares beneficially owned by LCO Investments Limited.

(7) Includes 1,173,334 shares subject to purchase within 60 days upon the exercise of certain options, and 232,100 shares beneficially owned by Lynn B. Barney as disclosed herein, of which 100,000 shares are receivable upon Mr. Barney's exercise of options. LCO Investments Limited also claims beneficial ownership as to those shares because Mr. Barney has agreed to grant to LCO Investments certain voting rights with respect to such shares.

(8) Mr. Bagley is a former director of the Company. The amount indicated includes 42,000 shares owned of record by Mr. Bagley's wife, Carolyn Bagley, although Mr. Bagley disclaims beneficial ownership of such shares.

              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms which they file. The Company is not aware of any transactions in its outstanding securities by or on behalf of any director, executive officer or ten percent holder, which would require the filing of any report pursuant to Section 16(a) during the fiscal year ended March 31, 1997, that was not filed with the Commission

                            EXECUTIVE COMPENSATION

The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1997, 1996 and 1995 for the two persons who served as the Company's Chief Executive Officer during the last fiscal year.

                          Summary Compensation Table

                                                                                             Long-Term
                                                                                             Compensation
                                                               Annual Compensation (1)       Awards
Name and Principal                                          -----------------------------    ---------------
Position                                   Year             Salary          Bonus            Options
--------------------------------           ----------       -----------     -------------    ---------------

E. Wyatt Cannady
President and CEO
since February 24, 1997                    1997             $19,080 (2)     $25,000 (3)      225,000 (4)

Lynn B. Barney
President and CEO
until February 24, 1997                    1997             $104,110        $   -0-              -0-
                                           1996               77,809            -0-          200,000
                                           1995               77,809         50,000              -0-
_________________

(1) Compensation deferred at the election of the executive, pursuant to the Ion Laser Technology Profit Sharing Plan, is included in the year earned.

(2)  Base salary for the period February 24, 1997 through March 31, 1997.

(3)  Signing bonus pursuant to Employment Agreement effective February 24,
     1997.

(4) Vest and become exercisable at the rate of 18,750 each April 1, July 1, October 1 and January 1, commencing April 1997.

                    Option/SAR Grants in Last Fiscal Year

                                         Number of        % of Total
                                         Securities       Options/SARs
                                         Underlying       Granted to      Exercise or
                                         Options/SARs     Employees in    Base Price
Name                                     Granted          Fiscal Year     ($/Sh)           Expiration Date
---------------------------              --------------   -------------   --------------   ------------------
E. Wyatt Cannady                           225,000 (1)     73.8%           $ 9.00           Feb. 24, 2007
Lynn B. Barney                                 -0-                             --


(1) Vest and become exercisable at the rate of 18,750 each April 1, July 1, October 1 and January 1, commencing April 1997.


               Aggregated Option Exercises in Fiscal Year 1997
                      and March 31, 1997 Option Values

                                                                 Value of
                                                          Number of Securities             Unexercised
                                                          Underlying Unexercised           In-the-Money
                         Shares          Value            Options at                       Options at
                         Acquired on     Realized         March 31, 1997                   March 31, 1997 (1)
Name                     Exercise (#)    ($)              Exercisable/Unexercisable        Exercisable/Unexercisable
---------------------    ------------    ------------     --------------------------       --------------------------

E. Wyatt Cannady         0               0                 18,750        206,250            $           $        0
Lynn B. Barney           0               0                229,100         48,000            $1,627,228  $  354,000

______________

(1) Potential unrealized value is calculated as the fair market value at March 31, 1997 ($8.625 per share) less the option exercise price times the number of shares.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     Effective February 24, 1997, the Company entered into an Employment Agreement with E. Wyatt Cannady pursuant to which Mr. Cannady serves as the Company's President and Chief Executive Officer until March 31, 2000. The Agreement provides for the appointment of Mr. Cannady as a member of the Company's Board of Directors. It provides for payment of an annual base salary of $175,000 for the fiscal year ending March 31, 1998, $195,000 for the fiscal year ending March 31, 1999, and an amount determined by the Board, but in no event less than $195,000, for the year ending March 31, 2000. Annual bonuses may be awarded to the executive by the Board, up to fifty percent of his annual base salary, subject to achievement of objective and quantifiable goals established by the Board. Customary welfare, vacation, and other fringe benefits are available to Mr. Cannady. The Agreement provides for a signing bonus of $25,000, and the grant of options to purchase 225,000 shares of common stock of the Company, at an exercise price of $9.00 per share, such options to vest and become exercisable at the rate of 18,750 each April 1, July 1, October 1, and January 1, commencing April 1997.

     The Employment Agreement also provides the following benefits to Mr. Cannady if a "change in control" of the Company (as defined therein) occurs during the contract term and, at the same time, his employment as President and CEO is terminated either (i) by the Company for any reason other than for cause, or as a result of his death, disability, or retirement, or (ii) by Mr. Cannady for certain "good reasons" defined in the Agreement: (a) all annual base salary payable under the contract, (b) maintenance for the remainder of the contract term or for one year (whichever is shorter) of all employee health, medical, and retirement plan benefits, (c) immediate vesting of any stock options, and (d) prorated annual bonus award.

Compensation Committee

     The Compensation Committee of the Board of Directors is comprised of all outside directors. The committee meets periodically and is required to review the compensation of the Company's officers.

     The current level of compensation for the Chief Executive Officer is a base salary, which was established in February 1997.

Compensation of Directors

     During the fiscal year ended March 31, 1996, and pursuant to a resolution of the Board of Directors effective January 1, 1992, outside directors of the Company were compensated at the rate of $6,000 per annum, guaranteed for a minimum of five years, as long as the directors were willing and able to serve on the Board. Such amounts were payable on June 1 of each year. In addition, under that compensation arrangement, outside directors were reimbursed for actual costs incurred in connection with service as directors. Directors who also were employees of the Company received no additional compensation for service on the Board.

     Subsequent to March 31, 1996, the Board adopted a new compensation program for directors pursuant to which all non-employee directors receive options to purchase shares of common stock for each year during which they serve as a director. The Chairman of the Board is to receive options to purchase 15,000 shares of common stock per year. The other non-employee directors of the Company are to receive options to purchase 5,000 shares of common stock per year. The exercise price of such options is 100% of the fair market price on the date of grant. Additionally, outside directors are to receive cash payments in the amount of $500 per meeting physically attended ($1,000 per meeting for the Chairman of the Board); outside directors receive no cash compensation for telephonic participation. As under the former director compensation program, actual expenses incurred by directors will be compensated, and directors who also are employees of the Company receive no additional compensation for service on the Board.

     Pursuant to resolutions of the Board of Directors adopted in November 1996, options to purchase an aggregate of 30,000 shares of common stock at $21.00 per share (the "May 1996 Options"), previously granted as of May 2, 1996 to the Company's four outside directors pursuant to the standard compensation arrangement described in the preceding paragraph, were repriced such that the May 1996 Options are exercisable at $15.00 per share.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions

     On May 12, 1997, the Company closed a private placement of 428,572 shares of common stock of the Company (the "Shares"), and options to purchase 500,000 shares of common stock (the "Options"), pursuant to a Securities Purchase Agreement dated as of May 8, 1997 (the "May 1997 Purchase Agreement"). The total consideration received by the Company for the Shares and the Options in this offering was $3,000,000. The Options are exercisable at any time until the close of business on May 1, 2007, at an exercise price of $9.00 per share. The Shares and Options were sold to LCO Investments Limited, a corporation organized under the laws of Guernsey, Channel Islands, and Richard S. Braddock, the Chairman of the Board of the Company (the "Purchasers"). Anthony M. Pilaro, one of the six persons nominated for election to the Company's Board of Directors, is a director of LCO Investments Limited. The Shares, and the shares of common stock underlying the Options, are restricted and may not be transferred or sold, except as permitted by the May 1997 Purchase Agreement, for a period of one year after their acquisition by the Purchasers. The Shares, including the shares issuable upon exercise of the Options, are subject to certain piggyback and demand registration rights, as provided by a separate Registration Rights Agreement dated as of May 8, 1997. At the time of this transaction, LCO Investments Limited owned more than 5% of the Company's outstanding stock. LCO Investments currently owns of record and beneficially approximately 30% of the Company's outstanding stock.

     The Purchasers had invested in the Company previously by purchasing 280,000 shares of common stock and options to purchase 966,667 shares of common stock under a Securities Purchase Agreement dated as of April 1, 1996 (the "Original Purchase Agreement") for a total purchase price of $4,683,334. As further consideration for the May 1997 purchase described above, the Company also agreed to amend the option agreements granted to the Purchasers in April 1996, relating to an aggregate of 966,667 shares of common stock (the "Old Options"), such that: (i) the purchase price of the shares underlying the Old Options was changed from $20.00 per share to $9.00 per share, and (ii) any provisions in the Old Options, or in the Original Purchase Agreement, purporting to restrict by contractual agreement the resale of shares of common stock underlying the Old Options for a period of two years from April 1, 1996, were deleted. Pursuant to the Original Purchase Agreement, LCO Investments Limited has the right to designate two persons as candidates for election to the Company's Board of Directors.

                  ----------------------------

         PROPOSAL 2 -- APPROVAL OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending March 31, 1998. Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended March 31, 1997.

     At the Annual Meeting, shareholders will be asked to ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors.

 THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE SELECTION OF AUDITORS

     Representatives of Ernst & Young LLP are expected to attend the 1997 Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

                 ------------------------------

                          OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, and has not been informed that any other person intends to present, a matter for action at the 1997 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of common stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

                          ANNUAL REPORT

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE COMPANY - ATTENTION: DEAN E. HUTCHINGS, SECRETARY, 3828 SOUTH MAIN STREET, SALT LAKE CITY, UTAH 84115. A request for a copy of the Company's Annual Report on Form 10-KSB must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of common stock of the Company on July 16, 1997. Exhibits to the Form 10-KSB, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

     A copy of the Company's 1997 Annual Report to Shareholders is being mailed with this Proxy Statement, but is not deemed a part of the proxy soliciting material.

                      SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 1998 Annual Meeting of Shareholders must be received by the Company by March 15, 1998. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail, return receipt requested. The Board of Directors will review any proposal which is timely received, and determine whether it is a proper proposal to present to the 1998 Annual Meeting.

     The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.



                              By Order of the Board of Directors



                              /S/ Dean E. Hutchings
                              Dean E. Hutchings, Secretary

Salt Lake City, Utah
July 23, 1997

                                     PROXY

                          ION LASER TECHNOLOGY, INC.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints E. Wyatt Cannady and Dean E. Hutchings and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned on July 16, 1997 at the Annual Meeting of Shareholders to be held at Little America Hotel, Salt Lake City, Utah, on Monday, August 18, 1997, at 10:00 a.m., local time, or at any adjournment thereof.

1.   Election of Directors.

     FOR              WITHHOLD AS TO ALL        FOR ALL EXCEPT
     / /                     / /                     / /

     (INSTRUCTIONS: IF YOU MARK THE "FOR ALL EXCEPT" CATEGORY ABOVE, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:)

     E. Wyatt Cannady         Richard S. Braddock      Anthony M. Pilaro

     David E. Neff            Milton G. Adair          Lynn B. Barney

2. To approve and ratify the selection of Ernst & Young LLP as the Company's independent auditors.

     FOR                AGAINST                 ABSTAIN
     / /                  / /                     / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

                          DATE:___________________________________________

                              __________________________________________
                              Signature

                              __________________________________________
                              Signature of joint holder, if any

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE